UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 16, 2016

T-MOBILE US, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12920 SE 38th Street Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000

(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective as of June 20, 2016, Michael J. Morgan, who previously served as Senior Vice President, Finance & Chief Accounting Officer of T-Mobile US, Inc. (the “Company”), transitioned into a new position with the Company and will serve as the Company’s Senior Vice President — Finance, Customer Financial Services and will oversee the Company’s Financial Services team that develops and supports our core consumer financing products. Mr. Morgan will continue to report to J. Braxton Carter, Executive Vice President and Chief Financial Officer.

(c)

Effective as of June 20, 2016, Peter Osvaldik was appointed Senior Vice President, Finance & Chief Accounting Officer of the Company. Mr. Osvaldik, 39, previously served as Vice President, External Reporting & Technical Accounting of the Company since January 2016. From May 2014 to December 2015, he served as Chief Accounting Officer at Outerwall Inc. (formerly known as Coinstar, Inc.), a provider of automated retail solutions, including movie and video game rental kiosks as well as coin-counting kiosks. Prior to that, he served in various capacities at Outerwall, Inc., including as Controller, Coinstar LOB, the automated coin-counting business of Outerwall, from November 2010 to February 2013 and as Corporate Controller from February 2013 to May 2014. Prior to joining Outerwall, Mr. Osvaldik was a Senior Manager at PricewaterhouseCoopers LLP, a national public accounting firm. Mr. Osvaldik received a Bachelor’s degree in Accounting and Biochemistry from Western Washington University.

In connection with Mr. Osvaldik’s appointment, Mr. Osvaldik will (i) receive an annual base salary of $375,000, (ii) have an annual incentive plan target of 60% of his base salary and (iii) have a long-term incentive plan target of 100% of his total target annual compensation (beginning in 2017). To recognize Mr. Osvaldik’s expanded responsibilities, on June 20, 2016, Mr. Osvaldik received a time-vested restricted stock unit award with a target value of $500,000 that vests evenly over three years.

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On June 16, 2016, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”), after notice was duly given and at which a quorum of the Company’s stockholders was represented by proxy or in person. At the Annual Meeting, the following five proposals were presented:

(1)	Elect eleven directors named in the Proxy Statement to the Company’s Board of Directors;

(2)	Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

(3)	Vote on a stockholder proposal, if properly presented at the Annual Meeting, regarding Implementation of Proxy Access;

(4)	Vote on a stockholder proposal, if properly presented at the Annual Meeting, regarding Limitations on Accelerated Vesting of Equity Awards in the Event of a Change of Control; and

(5)	Vote on a stockholder proposal, if properly presented at the Annual Meeting, regarding an Amendment to the Company’s Clawback Policy.

Proposal 1—Election of Directors

The following eleven directors were elected at the Annual Meeting to serve terms ending at the Company’s 2017 Annual Meeting of Stockholders, or until their successors are elected and qualified, unless the director earlier resigns, retires, passes away or otherwise no longer serves as a director:

Director Nominee	For	Authority Withheld	Broker Non-Votes
W. Michael Barnes	759,393,828	9,861,543	17,790,262
Thomas Dannenfeldt	639,582,767	129,672,604	17,790,262
Srikant M. Datar	760,345,001	8,910,370	17,790,262
Lawrence H. Guffey	759,356,356	9,899,015	17,790,262
Timotheus Höttges	697,889,921	71,365,450	17,790,262
Bruno Jacobfeuerborn	700,201,673	69,053,698	17,790,262
Raphael Kübler	639,411,212	129,844,159	17,790,262
Thorsten Langheim	640,038,740	129,216,631	17,790,262
John J. Legere	716,680,478	52,574,893	17,790,262
Teresa A. Taylor	758,071,673	11,183,698	17,790,262
Kelvin R. Westbrook	756,318,401	12,936,970	17,790,262

Proposal 2—Ratification of the Appointment of PricewaterhouseCoopers LLP

The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2016 was approved as follows:

For	Against	Abstain
786,609,196	113,021	323,416

Proposal 3—Vote on Stockholder Proposal

The stockholder proposal related to implementation of proxy access was not approved as follows:

For	Against	Abstain	Broker Non-Votes
181,732,409	587,201,280	321,682	17,790,262

Proposal 4—Vote on Stockholder Proposal

The stockholder proposal related to limitations on accelerated vesting of equity awards in the event of a change of control was not approved as follows:

For	Against	Abstain	Broker Non-Votes
109,997,288	658,897,390	360,693	17,790,262

Proposal 5—Vote on Stockholder Proposal

The stockholder proposal related to an amendment to the Company’s clawback policy was not approved as follows:

For	Against	Abstain	Broker Non-Votes
67,143,867	701,724,543	386,961	17,790,262

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

June 22, 2016	/s/ J. Braxton Carter
J. Braxton Carter
Executive Vice President and Chief Financial Officer